U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

Venture Lending & Leasing VI, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	814-00799	27-1682622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 28, 2010, the Board of Directors of Venture Lending & Leasing VI, Inc. (the “Company”) resolved to increase the size of the Company’s Board of Directors from two to five directors, and elected John F. Cogan, Roger V. Smith, and John W. Glynn to fill the vacancies created by such increase in Board size.  Messrs. Cogan, Smith and Glynn will serve as independent directors of the Company who are not “interested persons” of the Company as defined under the Investment Company Act of 1940, as amended.  Also effective as of June 28, 2010, the Board of Directors of the Company appointed Messrs. Cogan, Smith and Glynn as members of the Company’s Audit and Nominating Committees.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number

Description

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING VI, INC.

(Registrant)

By:

/S/ Maurice C. Werdegar

By:

/S/ Martin D. Eng

Maurice C. Werdegar

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

July 2, 2010

Date:

July 2, 2010